Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Henry Schein, Inc.
Melville, New York
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2009, relating to the consolidated financial statements of Henry Schein, Inc. (the “Company”), the effectiveness internal control over financial reporting and the financial statement schedule appearing in the Company’s Annual Report on Form 10-K for the year ended December 27, 2008.
/s/ BDO Seidman, LLP
New York, New York
January 15, 2010